As filed with the Securities and Exchange Commission on
                         January 8, 1997

                                Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                     INGERSOLL-RAND COMPANY
     (Exact name of Registrant as specified in its charter)

                 New Jersey                        13-5156640
        (State or other jurisdiction of           (I.R.S. Employer
        incorporation or organization)           Identification No.)

                          P.O. Box 8738
                    Woodcliff Lake, NJ  07675
     (Address, including zip code, of Registrant's principal
                        executive office)

                 Executive Deferred Compensation
                      and Stock Bonus Plan

                 Directors Deferred Compensation
                      and Stock Award Plan
                    (Full title of the Plan)

                    Patricia Nachtigal, Esq.
               Vice President and General Counsel
                     Ingersoll-Rand Company
                          P.O. Box 8738
                Woodcliff Lake, New Jersey 07675
                         (201) 573-0123
    (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                           Copies to:
                      James M. Cotter, Esq.
                   Simpson Thacher & Bartlett
                      425 Lexington Avenue
                  New York, New York 10017-3954
                         (212) 455-2000

                 CALCULATION OF REGISTRATION FEE

                                Proposed
                                Maximum  Proposed
                                Offering Maximum
                    Amount      Price    Aggregate    Amount of
Title of Securities to be       Per      Offering     Registration
to be Registered    Registered  Share(a) Price(a)     Fee(a)
Common Stock,
par value $2(b)     1,000,000   $43.8125 $43,812,500  $13,276.52

(a) Pursuant to Rule 457(h)(l) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on January 6, 1997.

(b) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.


                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference
     The following documents filed by Ingersoll-Rand Company (the "Company" or the "Registrant") (File No. 1-985) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

        (a)  Annual Report on Form 10-K for the fiscal year ended
     December 31, 1995

        (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

        (c) The description of the Company Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        (d)  The description of the Company's Preferred Share
     Purchase Rights contained in the Company's Registration
     Statement on Form 8-A filed on December 12, 1988 as amended by Form 8A/A filed on December 15, 1994.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
     Not required.

Item 5. Interests of Named Experts and Counsel
     The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


Item 6. Indemnification of Directors and Officers
     Article Seventh of the Company's Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors of the Company shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that no such director or officer shall be relieved from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Company or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit.

     Article Seventh also provides that each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, by reason of his or her being or having been a director or officer of the Company, or by reason of his or her being or having been a director, officer, trustee, employee or agent of any other corporation or of any partnership, joint venture, employee benefit plan or other entity or enterprise, serving as such at the request of the Company, shall be indemnified and held harmless by the Company to the fullest extent permitted by the New Jersey Business Corporation Act (the "Act"), from and against all reasonable costs, disbursements and attorneys' fees, and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that there shall be no indemnification with respect to any settlement of any proceeding unless the Company has given its prior consent to such settlement or disposition. This right to indemnification includes the right to be paid by the Company the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the Act so requires, the payment of such expenses shall be made only upon receipt by the Company of an undertaking to repay all amounts so advanced unless it shall ultimately be determined that such director or officer is entitled to be indemnified.

     Article Seventh also provides that the right to indemnification thereunder is a contract right and gives claimants certain rights with respect to claims for indemnification not paid by the Company after 30 days following a written request. Finally, Article Seventh provides that the right to indemnification and advancement of expenses provided thereby shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise.

Item 7. Exemption from Registration Claimed
     Not applicable.

Item 8. Exhibits
     The following exhibits are filed as part of this Registration Statement:

        4      Rights Agreement, dated as of December 7,
               1988, as amended, by Amendment No. 1 thereto dated as of December 7, 1994 (incorporated by reference from Form 8-A of Ingersoll-Rand Company filed on December 12, 1988, and Form 8-A/A of Ingersoll-Rand Company filed December 15, 1994).

        5      Opinion of Patricia Nachtigal, Esq.

        23.1   Consent of Price Waterhouse LLP

        23.2 Consent of Patricia Nachtigal, Esq. (included in the opinion filed as Exhibit 5).

        24 Power of Attorney (included in the signature pages of this Registration Statement).


Item 9. Undertakings
The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement;

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");


    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodcliff Lake, New Jersey, on this 8th day of January, 1997.

                                 INGERSOLL-RAND COMPANY
                                      (Registrant)


                                 By /s/ James E. Perrella
                                   James E. Perrella
                                   Chairman of the Board, President
                                   and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Ingersoll-Rand Company (the "Company") in their respective capacities set forth below constitutes and appoints James E. Perrella, J. Frank Travis and Patricia Nachtigal and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


      Signature                  Title                  Date

                         Chairman of the Board,
                         President, Chief
                         Executive Officer and
                         Director (Principal
/S/ James E. Perrella    Executive Officer)       January 8, 1997
James E. Perrella

                         Vice President and
                         Controller (Principal
/S/ Gerard V. Geraghty   Financial Officer)       January 8, 1997
Gerard V. Geraghty

                         Controller - Accounting
                         and Reporting (Principal
/S/ Richard A. Spohn     Accounting Officer)      January 8, 1997
Richard A. Spohn


/S/ Theodore H. Black           Director          January 8, 1997
Theodore H. Black


/S/ Joseph P. Flannery          Director          January 6, 1997
Joseph P. Flannery


/S/ Constance J. Horner         Director          January 6, 1997
Constance J. Horner


/S/ H. William Lichtenberger    Director          January 5, 1997
H. William Lichtenberger


/S/ Theodore E. Martin          Director          December 30, 1996
Theodore E. Martin


/S/ Cedric E. Ritchie           Director          January 7, 1997
Cedric E. Ritchie


/S/ Orin R. Smith               Director          January 6, 1997
Orin R. Smith


/S/ Richard J. Swift            Director          January 6, 1997
Richard J. Swift


/S/ J. Frank Travis             Director          January 8, 1997
J. Frank Travis


                        INDEX TO EXHIBITS


Exhibit                          Description
Number

4 Rights Agreement, dated as of December 7, 1988, as amended, by Amendment No. 1 thereto dated as of December 7, 1994 (incorporated by reference from Form 8-A of Ingersoll-Rand Company filed on December 12, 1988, and Form 8-A/A of Ingersoll-Rand Company filed December 15, 1994).

5               Opinion of Patricia Nachtigal, Esq.

23.1            Consent of Price Waterhouse LLP

23.2 Consent of Patricia Nachtigal, Esq. (included in the opinion filed as Exhibit 5).

24 Power of Attorney (included in the signature pages of this Registration Statement).